EXHIBIT 99.1

J.P. Hannan Joins Social Reality as Chief Financial Officer

LOS ANGELES, CA - October 20, 2016 - Social Reality, Inc. (NASDAQ: SRAX), an Internet advertising and platform technology company that provides tools to automate the digital advertising market, today announced the appointment of financial and broadcasting veteran J.P. Hannan as the Company’s Chief Financial Officer, effective October 17, 2016.

Mr. Hannan most recently served as Vice President, Treasurer and Chief Financial Officer of Cumulus Media, Inc. (NASDAQ: CMLS), the second largest radio station operator in the United States. While at Cumulus, he contemporaneously served as Chief Financial Officer of Modern Luxury Media, the largest publisher of regional lifestyle magazines in the country.  Prior to joining Cumulus, Mr. Hannan served as Vice President and Chief Financial Officer of the radio division of Lincoln Financial Media, a subsidiary of Lincoln National Corporation (NYSE: LNC).  Prior to that, he served in a number of executive capacities before ultimately being named corporate Chief Financial Officer and later broadcast group Chief Operating Officer of Lambert Television, Inc., an independent television broadcasting, production and distribution company.

Mr. Hannan said, “I am deeply excited to be joining this dynamic company with such dedicated and innovative leadership. I look forward to helping Chris and his partners build upon the solid foundation they’ve already laid to drive Social Reality to the next level.”

“We are very pleased to add Mr. Hannan to our talented team,” said Christopher Miglino, CEO of Social Reality. “J.P. has extensive financial experience as well as a strong background in broadcasting and media that will leverage. We believe he is a valued addition to our company.”

About Social Reality

Social Reality, Inc. (NASDAQ: SRAX) is an Internet advertising company that provides tools to automate the digital advertising market. The company’s Social Reality Ad Exchange (SRAX) is a real-time bidding (RTB) management platform for brands and publishers that allows brands to launch, distribute, track and optimize social and digital media and consumer engagement campaigns. SRAXmd is a healthcare-focused programmatic RTB exchange that allows pharma brands and publishers of medical content to create custom exchanges that invite specific advertisers to bid on inventory on their sites. The SRAX Social tool is a social media platform and complete management tool that allows brands to launch, distribute, track and optimize social and digital media and consumer engagement campaigns. For more information, please visit www.socialreality.com.

Forward-Looking Statements

 This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to grow our revenues, increase our margins, service our debt and report profitable operations, and other risks and uncertainties, all as set forth in our Annual Report on Form 10-K for the year ended December 31, 2015, our most recent Form 10-Q and our subsequent filings with the Securities and Exchange Commission. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Social Reality and are difficult to predict. Social Reality undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

For further investor and media information contact:

Robert Haag
Managing Director
IRTH Communications
SRAX@irthcommunications.com
1-866-976-4784